UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2023

Carlyle Secured Lending, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York	10017
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 per share	CGBD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 20, 2023, in connection with the previously announced public offering by Carlyle Secured Lending Inc. (the “Company”), the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into an Indenture (the “Base Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The First Supplemental Indenture relates to the Company’s issuance and sale of $85,000,000 aggregate principal amount of the Company’s 8.20% Notes due 2028 (inclusive of $10,000,000 aggregate principal amount pursuant to the underwriters’ overallotment option to purchase additional Notes) (the “Notes”).

The Notes will mature on December 1, 2028. The Notes bear interest at a rate of 8.20% per year, commencing November 20, 2023. The Company will pay interest on the Notes on March 1, June 1, September 1 and December 1 each year, beginning on March 1, 2024.

The Company may redeem the Notes in whole or in part at any time, or from time to time at the Company’s option on or after December 1, 2025, at the redemption price of 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but not including, the date fixed for redemption.

The Company intends to use the net proceeds from the offering to repay a portion of the amount outstanding under the Company’s Senior Secured Revolving Credit Agreement, dated as of March 21, 2014 (as amended, modified or supplemented from time to time) among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, to fund new investment opportunities, and for other general corporate purposes.

The Notes are the Company’s direct unsecured obligations and rank pari passu with all existing and future unsubordinated unsecured indebtedness issued by the Company.

The Indenture contains certain covenants, including certain covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission (the “SEC”); to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, after giving effect to any exemptive relief granted to the Company by the SEC and subject to certain other exceptions; and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-255589), as supplemented by the preliminary prospectus supplement dated November 13, 2023, the pricing term sheet filed by the Company with the SEC on November 13, 2023, and the final prospectus supplement dated November 13, 2023. The transaction closed on November 20, 2023.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the form of global note representing the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

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Exhibit No.	Description

4.1	Indenture, dated November 20, 2023, between Carlyle Secured Lending, Inc., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of November 20, 2023, between Carlyle Secured Lending, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 8.20% Notes due 2028 (Incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Venable LLP (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE SECURED LENDING, INC.

By:	/s/ Nelson Joseph
Name:	Nelson Joseph
Title:	Chief Accounting Officer

Date: November 20, 2023

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